UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2010

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3405 W. Dr. Martin Luther King Jr. Blvd, Suite 101 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 24, 2010, John M. Hill, the Co-Chief Executive Officer and President of Comprehensive Care Corporation, a Delaware corporation (the “Company”), and a member of the Company’s Board of Directors (the “Board”), upon mutual agreement with the Board, resigned from his position as the Company’s Co-Chief Executive Officer and President and as a member of the Board (as well as a director, officer and employee of the Company’s direct and indirect subsidiaries, divisions and affiliates), effective as of the close of business on such date. In connection with the resignation of Mr. Hill, the Company and Mr. Hill entered into a Separation Agreement and a Consulting Agreement.

(c) On September 24, 2010, as a result of the resignation of Mr. Hill as described in paragraph (b) of Item 5.02 of this Current Report on Form 8-K, Clark A. Marcus became the sole Chief Executive Officer of the Company. Mr. Marcus and Mr. Hill had served as Co-Chief Executive Officers since May 2009.

Item 7.01. Regulation FD Disclosure.

On September 27, 2010, the Company issued a press release announcing the matters disclosed in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

Date: September 27, 2010	By:	/s/ Giuseppe Crisafi
Giuseppe Crisafi
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 27, 2010.